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                                                                   EXHIBIT 23.02

               Consent of Ernst & Young LLP, Independent Auditors

      We consent to the incorporation by reference in the Registration Statement (Form S-8) of At Home Corporation pertaining to the 1998 Equity Incentive Plan of Narrative Communications Corp. and the 1995 Stock Option Plan of Narrative Communications Corp. of our report dated January 19, 1999 with respect to the consolidated financial statements of At Home Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, as amended, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP

San Jose, California
June 22, 1999